Exhibit 10.1 SECOND AMENDMENT TO CREDIT AGREEMENT This Second Amendment to Credit Agreement (this “Agreement”) dated and effective as of May 13, 2025, by and among BRILLIANT EARTH, LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions or entities party hereto (the “Lenders”) and SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY, as Administrative Agent, Issuing Lender and Swingline Lender. W I T N E S S E T H: WHEREAS, the parties hereto are party to that certain Credit Agreement dated as of May 24, 2022, as amended by that certain First Amendment to Credit Agreement, dated as of February 21, 2024 (as the same may be further amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”); and WHEREAS, the Loan Parties have requested that the Administrative Agent and the Lenders modify and amend certain terms and conditions of the Credit Agreement, and the Administrative Agent and the Lenders have agreed to do so, in each case, subject to the terms and conditions contained herein. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows: 1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement. 2. Amendments to Credit Agreement. (a) The following defined terms and their definitions set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following: “ “Applicable Margin”: the rate per annum set forth under the relevant column heading below: TERM LOANS AND REVOLVING LOANS Level Consolidated Total Leverage Ratio SOFR Loans ABR Loans/Swingline Loans Commitment Fee Rate I ≥2.50: 1.00 2.75% 1.75% 0.35% II ≥ 1.50:1.00 but < 2.50:1.00 2.50% 1.50% 0.30% III < 1.50:1.00 2.25% 1.25% 0.25% provided, that on and after the Second Amendment Effective Date until (but not including) April 1, 2026, “Applicable Margin” shall mean, (a) initially, the rate per annum set forth next to Level II below, and (b) commencing on the date on which the Administrative Agent receives copies of the consolidated financial statements of Holdings and its Subsidiaries in respect of the fiscal

2 quarter of Holdings and its Subsidiaries ending June 30, 2025 (and each fiscal quarter thereafter), together with a Compliance Certificate in respect thereof as contemplated by Section 6.2(b), the rate per annum set forth under the relevant column heading below: TERM LOANS AND REVOLVING LOANS Level Consolidated Total Leverage Ratio SOFR Loans ABR Loans/Swingline Loans Commitment Fee Rate I ≥2.50: 1.00 2.85% 1.85% 0.35% II ≥ 1.50:1.00 but < 2.50:1.00 2.60% 1.60% 0.30% III < 1.50:1.00 2.35% 1.35% 0.25% Notwithstanding the foregoing, (a) if the financial statements required by Section 6.1 and the related Compliance Certificate required by Section 6.2(b) are not delivered by the respective date required thereunder after the end of any related fiscal quarter of Holdings, the Applicable Margin shall be the rates corresponding to Level I in the foregoing tables until such financial statements and Compliance Certificate are delivered, and (b) no reduction to the Applicable Margin shall become effective at any time when an Event of Default has occurred and is continuing. If, as a result of any restatement of or other adjustment to the financial statements of the Loan Parties or for any other reason, the Administrative Agent determines prior to the Discharge of Obligations that (x) the Consolidated Total Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (y) a proper calculation of the Consolidated Total Leverage Ratio would have resulted in different pricing for any period, then (i) if the proper calculation of the Consolidated Total Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall automatically and retroactively be obligated to pay to the Administrative Agent, for the benefit of the applicable Lenders, promptly on demand by the Administrative Agent, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Consolidated Total Leverage Ratio would have resulted in lower pricing for such period, neither the Administrative Agent nor any Lender shall have any obligation to repay any interest or fees to the Borrower.” “ “Loan Documents”: this Agreement, each Security Document, each Note, the Fee Letter, the First Amendment Fee Letter, the Second Amendment Fee Letter, each Compliance Certificate, the Solvency Certificate, each Incremental Joinder, each subordination agreement or intercreditor agreement entered into pursuant to this Agreement, the Collateral Information Certificate, each L/C-Related Document, and any agreement creating or perfecting rights in cash collateral pursuant to the provisions of Section 3.10, or otherwise, and any amendment, waiver, supplement or other modification to any of the foregoing.”

3 (b) The following defined terms and their definitions shall be added to Section 1.1 of the Credit Agreement in alphabetical order: “ “Second Amendment Effective Date”: May 13, 2025.” “ “Second Amendment Fee Letter”: the fee letter agreement, dated May 13, 2025, between the Borrower and the Administrative Agent.” (c) Section 2.9(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following: “(a) Fee Letter. The Borrower agrees to pay to the Administrative Agent the fees specified in the Fee Letter, the First Amendment Fee Letter and the Second Amendment Fee Letter.” (d) Sections 2.27(a) and (b) of the Credit Agreement are hereby deleted in their entirety and replaced with the following: “(a) Term Loans. At any time commencing on the Closing Date until the Business Day preceding the Second Amendment Effective Date, subject to the conditions set forth in clause (e) below, upon notice to the Administrative Agent, the Borrower may, from time to time, request one or more increases (but, together with increases in respect of Incremental Revolving Commitments, not more than five (5) increases in the aggregate, unless the Administrative Agent otherwise agrees) to the Term Commitment or fundings of new Term Loans from one or more existing Lenders or from other Eligible Assignees reasonably acceptable to the Administrative Agent and the Borrower (each, an “Incremental Term Loan”) in an aggregate amount for all such Incremental Term Loans and Incremental Revolving Commitments (pursuant to clause (b) below) not to exceed $125,000,000. Any Incremental Term Loan shall be in the amount of at least $10,000,000 and integral multiples of $1,000,000 in excess thereof (or such lower amount that represents all remaining availability pursuant to this Section 2.27(a)). (b) Revolving Loans. At any time commencing on the Closing Date until the Business Day preceding the Second Amendment Effective Date, subject to the conditions set forth in clause (e) below, upon notice to the Administrative Agent, the Borrower may, from time to time, request one or more increases (but, together with increases in respect of Incremental Term Loans, not more than five (5) increases in the aggregate, unless the Administrative Agent otherwise agrees) to the Revolving Commitment from one or more existing Lenders or from other Eligible Assignees reasonably acceptable to the Administrative Agent, the Issuing Lender, the Swingline Lender and the Borrower (the “Incremental Revolving Commitment”), in an aggregate amount for all such Incremental Revolving Commitments and Incremental Term Loans (pursuant to clause (a) above) not to exceed $125,000,000. Any Incremental Revolving Commitment shall be in the amount of at least $10,000,000 (or such lower amount that represents all remaining availability pursuant to this Section 2.27(b)) and integral multiples of $1,000,000 in excess thereof (or such lower amount that represents all remaining availability pursuant to this Section 2.27(b)).” (e) Section 7.1(a) of the Credit Agreement is hereby deleted in its entirety and replaced

4 with the following: “(a) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as at the last day of any period of four (4) consecutive fiscal quarters of Holdings and its Subsidiaries, commencing with the fiscal quarter ending June 30, 2022, to be less than 1.25:1.00; provided that this financial covenant shall not be tested during the periods commencing with the fiscal quarter ending March 31, 2025 through and including the fiscal quarter ending March 31, 2026,.” (f) Section 7.1(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following: “(c) Consolidated Borrower Leverage Ratio. Permit the Consolidated Borrower Leverage Ratio as at the last day of any period of four (4) consecutive fiscal quarters of the Group Members, commencing with the fiscal quarter ending June 30, 2022, to exceed 3.00 to 1.00; provided that, this financial covenant shall not be tested, for the purpose of determining whether the Borrower has violated this Section 7.1(c), for the fiscal quarter ending March 31, 2025, but will be tested for all other purposes in this Agreement, including determining compliance with any pro forma tests contained herein.” (g) Section 7.1(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following: “(d) Balance Sheet Cash. Commencing on May 13, 2025 until the last day of the fiscal quarter ending March 31, 2026, permit Balance Sheet Cash, at any time and reported as of the last day of each fiscal quarter, to be less than one and one half (1.5) times the sum of the Total Revolving Extensions of Credit and the aggregate principal amount of Term Loans outstanding at such time.” (h) Exhibit B to the Credit Agreement is hereby deleted in its entirety and Exhibit B to the Credit Agreement attached as Annex A hereto is substituted therefor. 3. [Reserved]. 4. Conditions Precedent to Effectiveness. This Agreement shall not be effective until each of the following conditions precedent has been fulfilled prior to or concurrently herewith, each in form and substance satisfactory to, and otherwise to the satisfaction of, the Administrative Agent (such date, the “Agreement Effective Date”): (a) The Administrative Agent shall have received this Agreement, duly executed by the parties hereto. (b) The Administrative Agent shall have received the Second Amendment Fee Letter, duly executed and delivered by the Borrower. (c) The Administrative Agent shall have received evidence that, as of the Agreement Effective Date, Balance Sheet Cash exceeds one and one half (1.5) times the sum of the Total Revolving Extensions of Credit and the aggregate principal amount of Term Loans outstanding on the Agreement Effective Date. (d) After giving effect to this Agreement, no Default or Event of Default shall have

5 occurred and be continuing. (e) Immediately after giving effect to this Agreement, the representations and warranties herein and in the Credit Agreement and the other Loan Documents (as amended hereby) shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that (i) such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date, or (ii) such representations and warranties are qualified by materiality in the text thereof, in which case they shall be true and correct in all respects). (f) The Lenders and the Administrative Agent shall have received all amounts required to be paid pursuant to (i) Section 6, to the extent invoiced at least two Business Days prior to the Agreement Effective Date and (ii) the Second Amendment Fee Letter. 5. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders, as of the date hereof, as follows: (a) It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. (b) The execution, delivery, and performance of this Agreement will not violate any material applicable Requirement of Law, Operating Documents or any material Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law, Operating Document or any such material Contractual Obligation (other than the Liens permitted by Section 7.3 of the Credit Agreement). (c) No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except (i) Governmental Approvals, consents, authorizations, filings and notices described on Schedule 4.4 of the Credit Agreement, which Governmental Approvals, consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19 of the Credit Agreement. (d) This Agreement is, and each other Loan Document to which it is or will be a party, when executed and delivered by the Borrower, will constitute, a legal, valid and binding obligation of the Borrower, enforceable against each the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). (e) After giving effect to this Agreement, no Default or Event of Default has occurred and is continuing as of the date of the effectiveness of this Agreement. (f) After giving effect to this Agreement, the representations and warranties set forth in this Agreement, the Credit Agreement and the other Loan Documents (as amended hereby) to which it is a party are true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that (i) such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date or (ii) such representations and warranties are qualified by materiality in the text thereof, in which case they shall be true and correct in all respects).

6 6. Payment of Costs and Fees. The Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, all reasonable out-of-pocket expenses incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and any documents relating hereto in accordance with Section 10.5(a) of the Credit Agreement. 7. Choice of Law. This Agreement and any claim, controversy, dispute, cause of action, or proceeding (whether based in contract, tort, or otherwise) based upon, arising out of, connected with, or relating to this Agreement and the transactions and waivers contemplated hereby and the rights and obligations of the parties hereto, shall be governed by, and construed and interpreted in accordance with, the internal laws (and not the conflict of law rules) of the State of New York. The provisions of Section 10.13 of the Credit Agreement are hereby incorporated mutatis mutandis. 8. Counterpart Execution. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. 9. Effect on Loan Documents. (a) The Credit Agreement and each of the other Loan Documents, as amended hereby, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Agreement shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document. The waivers, consents, modifications and other agreements herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse any non-compliance with the Loan Documents, and shall not operate as a consent or waiver to any matter under the Loan Documents. Except for the amendments to the Loan Documents expressly set forth herein, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. (b) Upon and after the Agreement Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby. (c) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Agreement, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby. (d) This Agreement is a Loan Document. (e) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. 10. Release of Claims.

7 (a) The Borrower hereby absolutely and unconditionally releases and forever discharges the Administrative Agent and each Lender (in their respective capacities as such), and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing (each, a “Releasee” and collectively, the “Releasees”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise (each, a “Claim” and collectively, the “Claims”), which the Borrower has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement which relates directly or indirectly, to the Credit Agreement or any other Loan Document, whether such claims, demands and causes of action are matured or unmatured or known or unknown, except for the duties and obligations set forth in this Agreement and, to the extent arising on or after the date hereof, the other Loan Documents. The Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. The Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above. In connection with the releases set forth above, the Borrower expressly and completely waives and relinquishes any and all rights and benefits that it has or may ever have pursuant to Section 1542 of the Civil Code of the State of California, or any other similar provision of law or principle of equity in any jurisdiction pertaining to the matters released herein. Section 1542 provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. (b) The Borrower hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Borrower pursuant to Section 10(a) above. If the Borrower violates the foregoing covenant, the Loan Parties, for themselves and their successors and assigns, and their present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all reasonable and documented out-of-pocket attorneys' fees and costs incurred by any Releasee as a result of such violation, in each case, in accordance with, and subject to the limitations set forth in, Section 10.5 of the Credit Agreement. 11. Entire Agreement. This Agreement, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written. 12. Reaffirmation of Obligations. The Borrower hereby reaffirms its obligations under each Loan Document to which it is a party. The Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and

8 Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of the Lenders and the Issuing Lender, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof. 13. Relationship of Parties. Nothing in this Agreement shall be construed to alter the existing debtor-creditor relationship among the Loan Parties, the Administrative Agent and the Lenders, nor is this Agreement intended to change or affect in any way the relationship among the Administrative Agent and the Lenders, on one hand, and the Loan Parties, on the other hand, to one other than a debtor-creditor relationship. This Agreement is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the parties hereto. No Person other than a party hereto is intended to be a beneficiary hereof and no Person other than a party hereto shall be authorized to rely upon or enforce the contents of this Agreement. 14. Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and releases of the Borrower made in this Agreement or any other document furnished in connection with this Agreement will survive the execution and delivery of this Agreement, and no investigation by Agent or any Lender, or any closing, will affect the representations and warranties or the right of Agent and Lenders to rely upon them. 15. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. [SIGNATURE PAGES FOLLOW]

[Signature Page to Second Amendment] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written. BORROWER: BRILLIANT EARTH, LLC By: /s/ Jeffrey Kuo Name: Jeffrey Kuo Title: Chief Financial Officer

[Signature Page to Second Amendment] ADMINISTRATIVE AGENT, LENDER, ISSUING LENDER AND SWINGLINE LENDER: FIRST-CITIZENS BANK & TRUST COMPANY By: /s/ Jason Auguste Name: Jason Auguste Title: Managing Director

[Signature Page to Second Amendment] LENDERS: JPMORGAN CHASE BANK, N.A By: /s/ Lauren Shake Name: Lauren Shake Title: Authorized Officer

[Signature Page to Second Amendment] HSBC BANK USA, N. A. By: /s/ Kyle O’Reilly Name: Kyle O’Reilly Title: Director #23203

ANNEX A Exhibit B